SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  NANNACO, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Texas                                      74-2891747
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


                   7235 North Creek loop, Gig Harbor, WA 98335
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
#333-44188

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
-------------------                          ------------------------------
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
---------------------------------------
 (Title of Class)

Item 1.     Description of Registrant's Securities to be Registered

      The holders of the Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of the stockholders is taken. Voting rights are non-cumulative. The holders of shares of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of Common Stock are not subject to call or redemption and are fully paid and non-assessable.

Item 2.     Exhibits

The following exhibits are filed as a part of this Registration Statement:

-------------- ---------------------------------------- -----------------------------------------------------
Exhibit        Title                                    Location
-------------- ---------------------------------------- -----------------------------------------------------
3              Articles of Incorporation                Incorporated  by Reference to the SB-2  registration
                                                        statement filed on August 21, 2000.
-------------- ---------------------------------------- -----------------------------------------------------
3.1            Certificate  of  Amendment  to Articles  Incorporated  by Reference to the SB-2  registration
               of Incorporation                         statement filed on August 21, 2000.
-------------- ---------------------------------------- -----------------------------------------------------
3.2            Certificate  of  Amendment  to Articles  Incorporated  by Reference to the SB-2  registration
               of Incorporation                         statement filed on August 21, 2000.
-------------- ---------------------------------------- -----------------------------------------------------
3.3            Certificate  of  Amendment  to Articles  Incorporated  by  Reference  to the PRE 14C filed on
               of Incorporation                         February 10, 2004.
-------------- ---------------------------------------- -----------------------------------------------------


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


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          NANNACO, INC.

                                          /s/ Steve Careaga
                                          --------------------------------------
                                          Steve Careaga
                                          Chief Executive Officer, Director


Dated:  April 5, 2004



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


                                  EXHIBIT INDEX

-------------- ---------------------------------------- -----------------------------------------------------
Exhibit        Title                                    Location
-------------- ---------------------------------------- -----------------------------------------------------
3              Articles of Incorporation                Incorporated  by Reference to the SB-2  registration
                                                        statement filed on August 21, 2000.
-------------- ---------------------------------------- -----------------------------------------------------
3.1            Certificate  of  Amendment  to Articles  Incorporated  by Reference to the SB-2  registration
               of Incorporation                         statement filed on August 21, 2000.
-------------- ---------------------------------------- -----------------------------------------------------
3.2            Certificate  of  Amendment  to Articles  Incorporated  by Reference to the SB-2  registration
               of Incorporation                         statement filed on August 21, 2000.
-------------- ---------------------------------------- -----------------------------------------------------
3.3            Certificate  of  Amendment  to Articles  Incorporated  by  Reference  to the PRE 14C filed on
               of Incorporation                         February 10, 2004.
-------------- ---------------------------------------- -----------------------------------------------------


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